UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2011

Neurologix, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-13347	06-1582875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Bridge Plaza, Fort Lee, New Jersey 07024
 (Address of principal executive offices)

(201) 592-6451
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 3, 2011, Neurologix, Inc. (the “Company”), Diamyd Therapeutics AB, and its parent company, Diamyd Medical AB, executed a “First Amendment to Sublicense Agreement dated July 27, 2006” (the “First Amendment”).  The First Amendment amends certain terms of the Sublicense Agreement dated July 27, 2006, between the Company and Diamyd Therapeutics AB (the “Sublicense Agreement”) and grants to Diamyd Therapeutics AB a non-exclusive license to certain of the Company’s patent rights.

The principal terms of the First Amendment include (i) extending the target dates contained in the Sublicense Agreement related to the Company’s development, manufacture and sale of its Parkinson’s disease product, (ii) reducing certain royalty rates payable by the Company to Diamyd Therapeutics AB, and (iii) granting to Diamyd Therapeutics AB a non-exclusive worldwide royalty free license in the Company’s patent rights related to its gene transfer technology for use with a gene therapy product to treat a disease other than Parkinson’s disease and using a non-adeno-associated virus vector or a non-viral vector.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1
First Amendment to Sublicense Agreement dated July 27, 2006, by and among Neurologix, Inc., Diamyd Therapeutics AB and Diamyd Medical AB. (Portions of Sections 1(a), 1(b) and 1(f) of Exhibit 10.1 have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission on the date of filing of this Form 8-K.)

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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROLOGIX, INC.

Date: August 4, 2011	By:	/s/ Marc L. Panoff
Name: Marc L. Panoff
Title: Chief Financial Officer, Secretary and Treasurer

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